UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

Liminatus Pharma, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LIMINATUS PHARMA, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 3, 2026
July 10, 2026
To Our Stockholders:
You are cordially invited to attend our 2026 Annual Meeting of Stockholders, which will be held at  10:30 a.m. (Pacific time) on August 3, 2026, at the offices of the Company at 2251 Stern Goodman Street, Suite E, Fullerton, California 92833, and virtually via https://loeb.zoom.us/j/98953520155, for the following purposes:
1.
To elect two directors to serve on our Board of Directors for a term of three years or until their successors are duly elected and qualified, for which the following are nominees: Nicholas Fernandez and Dr. Ji Yeon Baek;

2.
To ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.
To authorize the Board of Directors, at its discretion, to approve (i) the reverse stock split of the Company’s common stock at a ratio of up to 1-for-50 shares (the “Reverse Stock Split”), with such ratio to be determined by the Board of Directors in its discretion (the “Ratio”), for the primary purpose of meeting the minimum bid price and other quantitative requirements for the Company’s listing on the Nasdaq Stock Market (“Nasdaq”) or another national securities exchange and (ii) the amendment of the Company’s certificate of incorporation, as amended, (the “Charter Amendment”) to reflect the Reverse Stock Split; and

4.
To consider and transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on July 2, 2026 are entitled to notice of, and to vote at, the Annual Meeting.
Please read the Proxy Statement and vote your shares as soon as possible. Your vote is very important. Please complete, sign, date and return the accompanying proxy card, or follow the instructions on the card for voting by the Internet or email. You may also attend the Annual Meeting and vote in person.
By Order of the Board of Directors,
/s/ Chris Kim

Chris Kim
Chairman of the Board & CEO
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON AUGUST 3, 2026:
This Notice and the accompanying Proxy Statement are first being distributed or made available, as the case may be, on or about July 13, 2026, and the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders, its Annual Report on Form 10-K for the year ended December 31, 2025, and its Quarterly Report on Form 10-Q, for the quarter ended March 31, 2026 are available on a website maintained by the SEC located at www.sec.gov.

i

LIMINATUS PHARMA, INC.
PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS
This Proxy Statement is furnished in connection with the solicitation of the accompanying proxies on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Liminatus Pharma, Inc. (the “Company,” “we,” “our” or “us”) for use at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at 10:30 a.m. (Pacific time) on August 3, 2026 at the offices of the Company at 2251 Stern Goodman Street, Suite E, Fullerton, California 92833, and virtually via https://loeb.zoom.us/j/98953520155, and any adjournments thereof.
QUESTIONS & ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving these materials?
At the Annual Meeting, holders of our common stock will act upon the matters described in the Notice of Meeting accompanying this Proxy Statement, including the election of directors. You are receiving this Proxy Statement and the related form of proxy because you held shares of our common stock at the close of business on the Record Date (as defined below), and the Board of Directors is soliciting your proxy to vote at the Annual Meeting.
You are invited to attend the Annual Meeting to vote on the proposals for which you may vote, as described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote your shares as described in further detail under the heading “How do I vote?” below.
When will these materials be mailed?
The notice, this Proxy Statement, and the proxy card for stockholders of record were distributed or made available, as the case may be, beginning on or about July 13, 2026, and the Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 are available on a website maintained by the SEC located at www.sec.gov.
Who is entitled to vote?
Stockholders of record at the close of business on July 2, 2026 (the “Record Date”) are entitled to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 67,160,362 shares of our common stock outstanding. Each stockholder is entitled to one vote for each share of common stock held on the Record Date.
Stockholders do not have cumulative voting rights in the election of directors. For ten days prior to the Annual Meeting during normal business hours, a complete list of all stockholders of record will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, by contacting the Company’s Chief Financial Officer at scott.dam@liminatus.com for information regarding providing proof of eligibility to view the list.
Who can attend the Annual Meeting?
All stockholders as of the Record Date, or individuals holding their duly appointed proxies, may attend the Annual Meeting. Appointing a proxy in response to our solicitation will not affect a stockholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your shares in “street name” (in other words, through a broker, bank or other nominee), you will need to bring a proxy, executed in your favor, from the holder of record (the broker, bank or other nominee) to gain admittance to the Annual Meeting.
What is the difference between a stockholder of record and a beneficial owner?
If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a “stockholder of record.” The accompanying proxy card has been provided directly to you by the Company. You may vote by ballot at the Annual Meeting or vote by proxy. To vote by proxy, complete, sign, date and return the enclosed proxy card or follow the instructions on the proxy card for voting by the Internet or email.
If your shares are held for you by a broker, bank or other nominee (that is, held in “street name”), then you are not a stockholder of record. Rather, the broker, bank or other nominee is the stockholder of record, and you are the “beneficial owner” of the shares. The accompanying voting instruction card has been forwarded to you by the broker, bank or other nominee. If you complete and properly sign the voting instruction card and return it in the appropriate envelope, or follow the instructions on the voting instruction card for voting by the Internet or email, the broker, bank or other nominee will cause your shares to be voted in accordance with your instructions. If you are a beneficial owner of shares and wish to vote in person at the Annual Meeting, then you must obtain a proxy, executed in your favor, from the holder of record (the broker, bank or other nominee).
What constitutes a quorum?
The presence, in person or represented by proxy, of the holders of one-third (33 1∕3%) of the shares of common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. If you vote, your shares will be part of the quorum. Shares represented by a properly executed proxy card that is marked “ABSTAIN” or returned without voting instructions will be counted as present for the purpose of determining whether the quorum requirement is satisfied. Also, shares held of record by a broker, bank or other nominee who has not received voting instructions from the beneficial owner of the shares and votes on matters without discretionary authority to do so (“broker non-votes”) will be counted as present for quorum purposes. However, although broker non-votes and abstentions are considered as present for purposes of establishing a quorum, we believe broker non-votes and abstentions will not be considered as votes cast for or against a proposal or director nominee. Once a share is represented at the Annual Meeting, it will be deemed present for quorum purposes throughout the Annual Meeting (including any postponement or adjournment thereof unless a new record date is or must be set for such postponement or adjournment).
What is the purpose of the meeting?
The principal purposes of the Annual Meeting are to: (i) elect the two director nominees named in this Proxy Statement to the Company’s Board of Directors, each to serve for a term as described in this Proxy Statement; (ii) ratify the appointment of WithumSmith+Brown PC (“Withum”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; (iii) approve the Board of Directors to effectuate the Reverse Stock Split and the Charter Amendment with the final Ratio to be determined by the Company’s Board; and (iv) transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
How do I vote?
If you are a holder of record, you can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting and vote in person, your previously submitted proxy will be revoked and will not be counted.
You can vote by proxy using any of the following methods:
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Voting by Internet or Email.   If you are a holder of record, you may vote by proxy by using the Internet or email methods of voting. Proxies submitted by the Internet or email must be received by 11:59 p.m., Eastern Time, on August 2, 2026. Please see the proxy card for instructions on how to access the Internet and email voting systems.

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Voting by Proxy Card.   Each stockholder of record may vote by completing, signing, dating and promptly returning the accompanying proxy card in the self-addressed stamped envelope provided. When you return a properly executed proxy card, the shares represented by your proxy will be voted as you specify on the proxy card. Your proxy card must be received prior to the Annual Meeting to be counted.

The proxies named in the enclosed form of proxy and their substitutes will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face, and, where a choice is specified by means of the ballot on the form of proxy, will vote in accordance with each specification so made.
If you hold your shares in “street name,” you must either direct the broker, bank or other nominee as to how to vote your shares, or obtain a proxy from the broker, bank or other nominee, executed in your favor, to vote at the meeting. Please refer to the voter instruction cards provided by your broker, bank or other nominee for specific instructions on methods of voting, including by the Internet or email.
What does it mean if I receive more than one proxy card?
You will receive separate proxy cards when you own shares in different ways. For example, you may own shares individually, as a joint tenant, in an individual retirement account, in trust or in one or more brokerage accounts. You should complete, sign, date and return each proxy card you receive or follow the Internet or email voting instructions on each card. The instructions on each proxy card may differ. Be sure to follow the instructions on each card.
Can I change my vote or instruction?
Yes. If you are a stockholder of record, you may revoke your proxy or change your vote, regardless whether previously submitted by mail or via the Internet or by email, by (i) delivering a signed written notice stating that you revoke your proxy to the attention of the Chief financial Officer of the Company, at 2251 Stern Goodman Street, Suite E, Fullerton, California 92833, that bears a later date than the date of the proxy you want to revoke and is received prior to the Annual Meeting, (ii) submitting a valid, later-dated proxy via the Internet or by email before 11:59 p.m., Eastern Time, on August 2, 2026, or by mail that is received prior to the Annual Meeting, or (iii) attending the Annual Meeting (or, if the Annual Meeting is postponed or adjourned, attending the postponed or adjourned meeting) and voting in person, which automatically will cancel any proxy previously given, or revoking your proxy in person, but your attendance alone at the Annual Meeting will not revoke any proxy previously given.
If you hold your shares in “street name” through a broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote through new voting instructions or, if you wish to change your vote in person at the Annual Meeting, obtain a written legal proxy from the bank, broker or other nominee to vote your shares.
What happens if I submit a proxy card and do not give specific voting instructions?
If you are a stockholder of record and sign and return the proxy card without indicating your voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. As of the filing date of this Proxy Statement, we did not know of any other matter to be raised at the Annual Meeting.
What happens if I do not submit a proxy card and do not vote by Internet or email or do not submit voting instructions to my broker, bank or other nominee?
If you are a stockholder of record and you neither designate a proxy nor attend the Annual Meeting, your shares will not be represented at the meeting. If you are a beneficial owner and do not provide voting instructions to your bank, broker or other nominee, then, under applicable rules, the broker, bank or other nominee that holds your shares in “street name” may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine matter,” the broker, bank or other nominee will inform the inspector of election for the Annual Meeting that it does not have the authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Which voting matters are considered “routine” or “non-routine”?
We believe that Proposal 1 regarding the election of directors and Proposal 3 regarding the approval of the Board of Directors to effectuate the Reverse Stock Split and the Charter Amendment are considered “non-routine” matters under applicable rules. Therefore, a broker, bank or other nominee cannot vote on such proposals without voting instructions from the beneficial owners, and there may be broker non-votes in connection with Proposals 1 or 3.
We believe that Proposal 2 concerning the ratification of the appointment of Withum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, is considered a “routine” matter under applicable rules. Therefore, a broker, bank or other nominee may generally vote on these matters, and there will be no broker non-votes in connection with Proposal 2.
What vote is required to approve each item? How will abstentions and broker non-votes be counted?
With respect to Proposal 1, election of directors, a holder of common stock may vote “FOR” the election of each of the nominees proposed by the Board, or “WITHHOLD” authority to vote for one or more of the proposed nominees. The election of a director requires the affirmative vote of a plurality of the votes properly cast on the election of directors at the Annual Meeting. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. As to Proposal 1, proxies marked “WITHHOLD” and broker non-votes will have no impact on the election of directors.
With respect to Proposal 2, the ratification of Withum as our independent registered public accounting firm, a holder of common stock may vote “FOR” or “AGAINST” ratification or “ABSTAIN” from voting on the proposal. Ratification requires an affirmative vote of holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Proxies marked “ABSTAIN” will have the effect of a vote against Proposal 2.
With respect to Proposal 3, the approval of the Board of Directors to effectuate the Reverse Stock Split and the Charter Amendment, a holder of common stock may vote “FOR” or “AGAINST” approval or “ABSTAIN” from voting on the proposal. Approval requires an affirmative vote of a majority of the votes cast by holders of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Proxies marked “ABSTAIN” and broker non-votes will have no effect on the results of Proposal 3.
What are the Board’s voting recommendations?
The Board recommends a vote “FOR”:
1.
election of each of the two director nominees named in this Proxy Statement to the Board of Directors, each to serve for a term as described in this Proxy Statement;

2.
ratification of the appointment of Withum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.
approval of the Board of Directors to effectuate a Reverse Stock Split of the Company’s common stock at a ratio of up to 1-for-50 shares, with the final Ratio to be determined by the Company’s Board, and the amendment of the Company’s certificate of incorporation, as amended; and

As of the date of this Proxy Statement, it is expected that Valetudo Therapeutics LLC, a Delaware limited liability company (“Valetudo”) and certain of our directors will vote “FOR” approval of Proposals 1, 2 and 3. As of the Record Date, Valetudo is the beneficial owner of and/or has voting power with respect to 9,618,332 shares of common stock, which represents approximately 14.3% of the Company’s outstanding shares of common stock. Mr. Chris Kim, our Chairman of the Board and Chief Executive Officer, is also the Chief Executive Officer and controlling member of Valetudo.

Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?
The Company may pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by the Company’s directors, officers or employees in person or by mail, telephone, facsimile or electronic transmission. We do not compensate them for soliciting proxies. We have requested brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to beneficial owners and have agreed to reimburse those institutions for their out-of-pocket expenses.

PROPOSAL 1
ELECTION OF DIRECTORS
At this Annual Meeting, two (2) individuals, comprising the Class I directors of the Board, are to be elected. The elected directors will serve until the Company’s 2029 annual meeting of stockholders and until a successor is duly elected and qualified. Each of the nominees currently serves on the Board.
The nominees have consented to serve if elected. We expect that the nominees will be available for election, but if they are not candidates at the time the election occurs, such proxy will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.
Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated: Nicholas Fernandez and Dr. Ji Yeon Baek to stand for election at the Annual Meeting, with each director holding office for a term of three years and until his or her successor has been duly elected and qualified or until his or her earlier death, retirement, resignation, or removal.
Required Vote
The election of a director requires the affirmative vote of a plurality of the votes properly cast on the election of directors at the Annual Meeting. A “plurality” means that the individuals who receive the largest number of votes are elected as directors, up to the maximum number of directors to be elected at the meeting. Therefore, proxies marked “WITHHOLD” and “broker non-votes” will have no impact on the election of directors. Properly executed proxies submitted pursuant to this solicitation will be voted “FOR” the election of the directors marked on the proxy, unless specified otherwise.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF NICHOLAS FERNANDEZ AND DR. JI YEON BAEK AS DIRECTORS.
Biographical and certain other information concerning the Company’s nominees for election to the Board is set forth below. We are not aware of any proceedings to which our directors, or any associate of our directors are a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.
Name	Age	Position
Nicholas Fernandez	42	Director
Ji Yeon Baek	55	Director
Mr. Nicholas Fernandez has been a director of Liminatus Pharma, Inc. since April 30, 2025. Mr. Fernandez has almost 20 years of experience across operations, accounting and finance. Mr. Fernandez has been with Athanor Capital, a hedge fund, since December 2019, most recently serving as Chief Operating Officer and Chief Financial Officer. Mr. Fernandez has chaired the Valuation Committee in addition to sitting on the Management Committee. Previously, he was the Chief Financial Officer of the Asset Management and Alternative Investments Divisions of Jeffries LLC, a global bulge bracket investment bank, from February 2017 to April 2019. Prior to that, Mr. Fernandez worked at a variety of alternative investment managers in several capacities, progressing from a Fund Accountant to a Controller/Director of Operations. He started his career in public accounting with Ernst & Young in their Financial Services Office in New York, in their asset management practice with a concentration/serving Hedge, Private Equity and Venture Funds, as well as consulting. Mr. Fernandez earned a BS in Accounting and Finance with a minor in Business Administration from the University at Albany, SUNY. Mr. Fernandez holds an active Certified Public Accountant License in the state of New York.
Dr. Jin Yeon Baek has been a director of Liminatus Pharma, Inc. since April 30, 2025. Dr. Baek has extensive clinical experience, combined with a track record of successfully leading impactful studies in colorectal and rectal cancer. Since March 2024, Dr. Baek has been a clinical professor at Korea University Guro Hospital. From 2009 to 2024, Dr. Baek was a research medical oncologist at National Cancer Center, Republic of Korea. From 2018 to 2019, she was a visiting investigator at Dana- Farber Cancer Center. Dr. Baek received her MD, MS and PhD at The Catholic University of Korea.
Family Relationships
There are no family relationships among any of the Company’s directors or executive officers.

CORPORATE GOVERNANCE
Composition of the Board
The Company’s business and affairs are organized under the direction of its board of directors. Chris Kim serves as Chair of the Board. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to the Company’s management. The Board meets on a regular basis and additionally as required.
In accordance with the terms of the Company’s bylaws, as amended (the “Bylaws”), the Board may establish the authorized number of directors from time to time by resolution. The Board consists of six (6) members. In accordance with the Company’s certificate of incorporation, as amended, the Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The Company’s directors are divided among the three classes as follows:
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the Class I directors are Nicholas Fernandez and Dr. Ji Yeon Baek, with terms that will expire at the annual meeting of stockholders to be held in 2026;

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the Class II directors are Dr. Eun Sook Lee and Richard Baek, with terms that will expire at the annual meeting of stockholders to be held in 2027; and

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the Class III directors are Chris Kim and Philip Lemons, with terms that will expire at the annual meeting of stockholders to be held in 2028.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
The division of the Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Director Independence
The Company is required to comply with the applicable rules of Nasdaq in determining whether a director is independent. The Company undertook a review of the independence of the individuals named above and has determined that each of Dr. Eun Sook Lee, Dr. Ji Yeon Baek, Nicholas Fernandez, Philip Lemons and Richard Baek qualifies as “independent” as defined under the applicable Nasdaq rules.
Board Leadership Structure
Our Board has not adopted a formal policy regarding the separation of the offices of Chief Executive Officer and Chairman of the Board. However, our Bylaws provide that an executive officer may also hold the position of Chairman of the Board. The Board has determined that combining the roles of Chief Executive Officer and Chairman of the Board is appropriate for the Company at this time. This leadership structure provides unified direction and facilitates efficient and timely decision-making. The Chief Executive Officer’s extensive experience, institutional knowledge, and deep understanding of the Company’s business, technology, and strategic objectives enable effective leadership of both management and the Board. The Board believes this structure promotes clear accountability and enhances the Company’s ability to execute its strategic initiatives. The Board retains responsibility for independent oversight of management and corporate governance matters.
Role of the Board in Risk Oversight
One of the key functions of the Board is informed oversight of the Company’s risk management process. The Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Company’s audit committee will have the responsibility to consider and discuss the Company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The Company’s compensation committee also assesses and monitors whether the Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Board Meetings
During fiscal year 2025, the Board of Directors held no meetings. In 2025, no director attended fewer than 75% of the total number of (i) meetings held by the Board of Directors during the period for which he or she was a director and (ii) meetings held by all committees of the Board of Directors on which he or she served (during the period that the director served). Independent members of our Board of Directors also meet in executive session without management present.
Committees of the Board
The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of the Board are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
The Company’s audit committee consists of Dr. Eun Sook Lee, Dr. Ji Yeon Baek and Nicholas Fernandez.
The Board has determined that each member of the audit committee satisfies the independence requirements under Nasdaq listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The chairperson of the audit committee is Nicholas Fernandez. The Board has determined that Nicholas Fernandez is qualified as an “audit committee financial expert” within the meaning of SEC regulations to serve on the Board and the audit committee. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board has examined each audit committee member’s scope of experience and the nature of their employment.
The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the Company’s independent registered public accounting firm.
Specific responsibilities of our audit committee include:
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helping the Board oversee corporate accounting and financial reporting processes;

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managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit the Company’s consolidated financial statements;

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discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, the Company’s interim and year-end operating results;

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developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

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reviewing related person transactions;

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obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes the Company’s internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

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approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee
The compensation committee consists of Dr. Eun Sook Lee. Dr. Ji Yeon Baek and Nicholas Fernandez. The chair of the compensation committee is Dr. Eun Sook Lee. The Board has determined that each member of the compensation committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
The primary purpose of the compensation committee is to discharge the responsibilities of the Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:
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reviewing and approving the compensation of the chief executive officer, other executive officers and senior management;

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reviewing and recommending to the Board the compensation of directors;

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administering the equity incentive plans and other benefit programs;

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reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for the executive officers and other senior management; and

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reviewing and establishing general policies relating to compensation and benefits of the employees, including the overall compensation philosophy.

Nominating and Corporate Governance Committee
The nominating and corporate governance committee consists of Dr. Eun Sook Lee, Dr. Ji Yeon Baek and Nicholas Fernandez. The chair of the nominating and corporate governance committee is Nicholas Fernandez. The Board has determined that each member of the nominating and corporate governance committee is independent under the Nasdaq listing standards.
Specific responsibilities of the nominating and corporate governance committee include:
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identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on the Board;

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considering and making recommendations to the Board regarding the composition and chairmanship of the committees of the Board;

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developing and making recommendations to the Board regarding corporate governance guidelines and matters, including in relation to corporate social responsibility; and

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overseeing periodic evaluations of the performance of the Board, including its individual directors and committees.

Code of Ethics
The Company has adopted a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on the Company’s website. In addition, the Company has posted on its website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Ethics. The reference to the Company’s website address does not constitute incorporation by reference of the information contained at or available through the Company’s website, and you should not consider it to be a part of this registration statement.

Compensation Committee Interlocks and Insider Participation
None of the intended members of the Company’s compensation committee has ever been an executive officer or employee of the Company. None of the Company’s executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Board or compensation committee.
Limitation on Liability and Indemnification of Directors and Officers
The Company’s Certificate of Incorporation limits a directors’ liability to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
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for any transaction from which the director derives an improper personal benefit;

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for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

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for any unlawful payment of dividends or redemption of shares; or

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for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and the amended and restated bylaws provide that the Company will, in certain situations, indemnify its directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, the Company has entered into separate indemnification agreements with its directors and officers. These agreements, among other things, require the Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of its directors or officers or any other company or enterprise to which the person provides services at the Company’s request.
The Company maintains a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Company’s Certificate of Incorporation and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
DIRECTOR COMPENSATION
We do not currently intend to compensate our non-employee directors.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
At the Annual Meeting, stockholders will be asked to ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The Audit Committee of our Board of Directors has approved Withum as our independent registered public accounting firm for the fiscal year ending December 31, 2026. If stockholders do not ratify the appointment of Withum, our Board may consider the selection of another independent registered public accounting firm for the fiscal year ending December 31, 2026, but will not be required to do so.
Stockholder ratification of the appointment of Withum is not required by our certificate of incorporation or our bylaws, each as amended. However, our Board of Directors is submitting the appointment of Withum to the stockholders for ratification as a matter of good corporate governance. Even if the appointment is ratified, our Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm for 2026 if the Board feels that such a change would be in the best interests of the Company and its stockholders.
We expect that representatives of Withum will not be present at the Annual Meeting.
Principal Accountant Fees and Services
We intend to engage Withum to serve as our independent registered public accounting firm for the annual audit for the fiscal year ending December 31, 2026. Withum audited our consolidated financial statements for the fiscal years ended December 31, 2025 and December 31, 2024.
Our Audit Committee requires that management obtain the prior approval of the Audit Committee for all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Fees for all services provided by our independent registered public accounting firm were pre-approved by the Audit Committee.
The following table sets forth the aggregate fees by categories specified below in connection with certain professional services rendered by our independent registered public accounting firm for the periods indicated.
	2025	2024
Audit fees(1) – Withum	$239,100	$146,500
Tax fees	—	—
All other fees(2)	70,716	73,444
Total	$309,816	$219,944

(1)
Audit fees consist of fees related to professional services rendered in connection with the audit of our annual financial statements.

(2)
Fees incurred in conjunction with consents and services performed for various registration statements filed during the years ended December 31, 2025 and 2024.

Consistent with the rules of the SEC regarding auditor independence, our Board of Directors is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. Our audit committee was formed upon the consummation of the Business Combination. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

AUDIT COMMITTEE REPORT
The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act or the Exchange Act.
The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its general oversight of the Company’s financial reporting process. The Audit Committee conducted its oversight activities for the Company in accordance with the duties and responsibilities outlined in the Audit Committee charter. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisers as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.
The Company’s management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, systems of internal control and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements.
The Audit Committee hereby reports as follows:
1.
The Audit Committee has reviewed and discussed the audited financial statements as of and for the years ended December 31, 2025 and December 31, 2024 with management.

2.
The Audit Committee has discussed with WithumSmith+Brown PC (“Withum”), the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2025 and December 31, 2024, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

3.
The Audit Committee has received the written disclosures and the letter from Withum required by applicable requirements of the PCAOB regarding Withum’s communications with the Audit Committee concerning independence, and has discussed with Withum its independence.

4.
Based upon the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Nicholas Fernandez, Chair
Dr. Eun Sook Lee
Dr. Ji Yoen Baek
In considering the appointment of Withum as our independent registered public accounting firm, the Audit Committee considered Withum’s qualifications, experience, independence, tenure as our independent registered public accounting firm, and its related depth of understanding of our businesses, operations and systems. The Audit Committee and the Board of Directors believe that the retention of Withum as our independent registered public accounting firm is in the best interests of the Company and our stockholders at this time.
Required Vote
Ratification requires an affirmative vote of holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. A holder of common stock may vote “FOR” or “AGAINST” approval or “ABSTAIN” from voting on the proposal. Proxies marked “ABSTAIN” will have the effect of a vote against Proposal 2. A broker, bank or other nominee who has not been furnished voting instructions from a beneficial owner will be authorized to vote on Proposal 2, as it is a “routine” matter under applicable rules. Therefore, no broker non-votes are expected in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WITHUM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND DIRECTORS
Below is biographical information for our executive officers and directors.
Name	Age	Position
Chris Kim	67	Chief Executive Officer and Director
Scott Dam	47	Chief Financial Officer
Byong C. Yoo, PhD	54	Chief Science Officer
Sang-jin Daniel Lee, PhD	58	Head of Research & Development
Beom K. Choi	54	Chief Technology Officer
Eun Sook Lee, MD, PhD(1)(2)(3)	64	Independent Director
Nicholas Fernandez(1)(2)(3)	42	Independent Director
Ji Yeon Baek(1)(2)(3)	55	Independent Director
Philip Lemons	55	Independent Director
Richard Baek	34	Independent Director

(1)
Member of the Audit Committee.

(2)
Member of the Nominating and Corporate Governance Committee.

(3)
Member of the Compensation Committee.

Executive Officers
Mr. Chris Kim has been Liminatus Pharma, LLC’s Chief Executive Officer and Managing Member since its founding in May 2018 and has been the Chief Executive Officer and Director of Liminatus Pharma, Inc. since November 23, 2022. From December 2016 to the present, he has also served as Chief Executive Officer of Viral Gene, Inc., Philadelphia, PA. From January 2007 to October 2017, he was Counsel for DeHeng Law Office NY, the largest law firm in China. Mr. Kim has over 30 years of experience in intellectual property law including patent, trademark, copyright, trade secret, unfair competition, and other related areas.
Mr. Kim is a graduate of University of Pennsylvania Law School, LLM, SJD (C), M&A, Corporate Financing, Investment. He completed Saïd Business School, University of Oxford, Oxford Entrepreneurship: Venture Finance Programme, Certificate, 2019 – 2020, and the Harvard University Business School, Entrepreneurs Essentials, Certificate, 2018 – 2019.
Mr. Scott Dam has been the Chief Financial Officer of Liminatus Pharma, Inc. since April 30, 2025. Since July 2020, Mr. Dam has been Head of Credit & Market Risk for NTT Data, a global innovator of IT and business services. From January 2018 to June 2020, Mr. Dam was a Business Partner of Thynk Digital. Mr. Dam’s prior professional experience includes working as an executive at Bank of America, Merrill Lynch and Wells Fargo and advisory to C-Level clients at Global Significant Investment Banks and Private Equity Firms. Mr. Dam received a MBA from Queens University, McColl School of Business, and a Bachelor of Science in Business Administration from the University of North Carolina at Charlotte. He previously served on the Board of Cleveland Diabetes Care and as Treasurer and on the Board of Directors for Hope Haven, a 501(c)3 Non-Profit in Charlotte, North Carolina.
Dr. Byong Yoo has been the Chief Science Officer of Liminatus Pharma, Inc. since April 30, 2025. Since March 2023, Dr. Yoo has been the Chief Executive Officer of InnoBation Bio Inc. From 2019 to 2023, Dr. Yoo was the Principal Scientist at the Division of Translational Science, National Cancer Center, Republic of Korea. From 2018 to 2023, he has also been an Adjunct Professor at Department of Cancer Biomedical Science, National Cancer Center Graduate School of Cancer Science and Policy, Republic of Korea. From 2013 to 2019, Dr. Yoo was a Senior Scientist at Colorectal Cancer Branch and the Biomarker Branch, Research Institute, National Cancer Center, Republic of Korea. From 2006 to 2013, he was an Associate Scientist in the Colorectal Cancer Branch.
Dr. Yoo received a PhD from the University of Vienna, Vienna, Austria. He did a one year post-doctorate program at Yale University. He received his Master of Science and Bachelor of Science degrees from Sung Kyun Kwan University, Graduate School, Republic of Korea.

Dr. Sang-jin Daniel Lee has been the Head of Research and Development of Liminatus Pharma, Inc. since April 30, 2025. Dr. Lee has been Principal Scientist, National Cancer Center of Korea, Immunology Division, since 2017. From 2019 to 2021, Dr. Lee was the Head, Cancer Immunology Division, National Cancer Center. From 2014 to the present, he has been a Professor, Graduate School of Cancer Science and Policy. From 2010 to 2016, Dr. Lee was the Chief, Genitourinary Cancer Branch, National Cancer Center.
He received a Doctorate of Philosophy from the University of Virginia, Charlottesville, Virginia, a Master of Science from the University of Wisconsin, Madison, and a Bachelor of Science from Seoul National University, Seoul, Korea.
Dr. Beom Choi has been the Chief Technology Officer of Liminatus Pharma, Inc. since April 30, 2025. Since 2022, Dr. Choi has been Chief Technology Officer for InnoBation Bio, Inc., based in Seoul, Republic of Korea. Since 2022, he has also been the Chief Executive Officer of Samda BioLab, which focuses on the efficacy of biopharmaceuticals. From 2018 to 2022, Dr. Choi was the QA manager, Biomedicine Production Branch, National Cancer Center. From 2012 to 2017, he was the Chief, Biomedicine Production Branch (cGMP facility for T cell therapeutics), National Cancer Center. From 2011 to 2019, Dr. Choi held the position of Senior Scientist, Cancer Immunology Branch, National Cancer Center.
Dr. Choi received his PhD in 2005 from Department of Immunology and Biomedicine, University of Ulsan, Ulsan, Korea. He received his Master of Science and Bachelor of Science degrees from the Department of Microbiology, College of Life Science, Hannam University, Daejeon, Korea. Dr. Choi is the author of numerous research papers and articles about cellular immunology and various treatments for cancer.
Independent Directors
Dr. Eun Sook Lee has been a director of Liminatus Pharma, Inc. since April 30, 2025. Since 2020, Dr. Lee has been a surgeon at the Center for Breast Cancer, National Cancer Center, Korea. She is also currently Honorary Professor, Graduate School of Cancer Science and Policy National Cancer Center, Korea. From 2017 to 2020, she was the President of the National Cancer Center, Korea. From 2017 to 2020, Dr. Lee was also President of the National Cancer Center Graduate School of Cancer Science and Policy. From 2016 to 2017, she was the Head of the Program for Immunotherapy Research, National Cancer Center.
Dr. Lee received her MD and PhD from Korea University Graduate School, Seoul, Korea. She also received a Master’s degree in Medicine from Medicine Korea University Graduate School. Dr. Lee received a Bachelor’s Degree from Korea University College of Medicine. She is a board member of numerous medical societies.
Mr. Nicholas Fernandez has been a director of Liminatus Pharma, Inc. since April 30, 2025. Mr. Fernandez has almost 20 years of experience across operations, accounting and finance. Mr. Fernandez has been with Athanor Capital, a hedge fund, since December 2019, most recently serving as Chief Operating Officer and Chief Financial Officer. Mr. Fernandez has chaired the Valuation Committee in addition to sitting on the Management Committee. Previously, he was the Chief Financial Officer of the Asset Management and Alternative Investments Divisions of Jeffries LLC, a global bulge bracket investment bank, from February 2017 to April 2019. Prior to that, Mr. Fernandez worked at a variety of alternative investment managers in several capacities, progressing from a Fund Accountant to a Controller/Director of Operations. He started his career in public accounting with Ernst & Young in their Financial Services Office in New York, in their asset management practice with a concentration/serving Hedge, Private Equity and Venture Funds, as well as consulting. Mr. Fernandez earned a BS in Accounting and Finance with a minor in Business Administration from the University at Albany, SUNY. Mr. Fernandez holds an active Certified Public Accountant License in the state of New York. Mr. Fernandez serves on the Board of Iris Acquisition Corp.
Dr. Ji Yeon Baek has been a director of Liminatus Pharma, Inc. since April 30, 2025. Dr. Baek has extensive clinical experience, combined with a track record of successfully leading impactful studies in colorectal and rectal cancer. Since March 2024, Dr. Baek has been a clinical professor at Korea University Guro Hospital. From 2009 to 2024, Dr. Baek was a research medical oncologist at National Cancer Center, Republic of Korea. From 2018 to 2019, she was a visiting investigator at Dana- Farber Cancer Center. Dr. Baek received her MD, MS and PhD at The Catholic University of Korea.

Mr. Philip Lemons has been a director of Liminatus Pharma, Inc. since July 10, 2025. Mr. Lemons brings extensive expertise in clinical research and development, with over two decades of leadership roles across global research institutions and consulting firms. Mr. Lemons has served as Chief Business Officer and a board member of ICE Global Consulting, Inc., a clinical research consulting company, since October 2020 and as consultant and owner of Nine18 Consulting, LLC since July 2013. Mr. Lemons has also held senior executive positions at Duke Clinical Research Institute, Clintrax Global, and Momentum Research, where he led clinical trial strategy, business development, and international collaborations. Mr. Lemons holds a Bachelor of Science degree in business management from Guilford College.
Mr. Richard Baek has been a director of Liminatus Pharma, Inc. since July 10, 2025. Mr. Baek brings extensive expertise across multiple sectors in financial oversight, internal controls and regulatory compliance. He has demonstrated the ability to ensure adherence to accounting standards and financial regulations. Since December 2022, Mr. Baek has served as Vice President, Head of Finance & Business at Studio City PXL, a marketing and advertising agency. From November 2021 to June 2022, Mr. Baek was Finance Director at Hawke Media. From April 2021 to November 2021, Mr. Baek was Associate Finance Director at RAPP (an Omnicom company). Mr. Baek holds a Bachelor of Science degree in business management from the University of San Francisco.

COMPENSATION OF EXECUTIVE OFFICERS
This section discusses the material components of the executive compensation program for (i) the individual who served as our principal executive officer during fiscal years 2025 and 2024; and (ii) our next two most highly compensated executive officers who earned more than $100,000 during fiscal years 2025 and 2024 and were serving as executive officers as of December 31, 2025 or 2024. We refer to these individuals as our “named executive officers.”
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Summary Compensation Table — Years Ended December 31, 2025 and 2024
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2025 and 2024:
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Option Awards ($)	Other Compensation ($)	Total ($)
Chris Kim, Chief Executive Officer	12/31/2025	183,333	—	—	—	—	—	183,333
	12/31/2024	144,000	—	—	—	—	—	144,000
Executive Compensation Arrangements
On April 15, 2018, we entered into an employment agreement with Chris Kim, to serve as our Chief Executive Officer. Pursuant to the employment agreement, Mr. Kim is entitled to receive a base annual salary of at least $120,000, which is subject to review and potential increase by the Board at least once per fiscal year. Unless the Board decides otherwise, the base salary will be increased by predetermined percentages on specified dates: 15% in 2020, 20% in 2022, 25% in 2024, and 30% in 2026. These increases (the “Increased Margin”) are to be paid in cash as additional salary. However, any personal expenses charged to the Company credit card will be counted together with the increased salary and may not exceed the applicable Increased Margin. Under the terms of the employment agreement, Mr. Kim’s base salary will be set at $200,000 per year if the Company is listed on Nasdaq or the New York Stock Exchange, regardless of the foregoing provisions. Notwithstanding the foregoing, Mr. Kim received $12,000 per month through April 2025, and has been receiving $16,667 per month beginning May 2025 as compensation. Mr. Kim is entitled to participate in the Company’s employee benefit plans and the Board has the discretion to award Mr. Kim a bonus in an amount up to 100% of Mr. Kim’s salary at the end of each year. If the Company terminates Mr. Kim’s employment without cause, the Company will be obligated to pay Mr. Kim’s then salary for two years following termination in accordance with the Company’s regular payroll practices.
As of December 31, 2025 and 2024, the Company has $0.21 million and $0.19 million, respectively, in deferred compensation due to Chris Kim, our Chief Executive Officer, under his employment agreement.
Other than the compensation agreement described above, the Company has no other executive compensation, change in control or similar agreements or arrangements.
2025 Omnibus Equity Incentive Plan
The Company has adopted the 2025 Omnibus Equity Incentive Plan (the “Incentive Plan”), which plan was approved by stockholders at the extraordinary general meeting. The purpose of the Incentive Plan is to help us attract, motivate and retain such persons with awards designed for the U.S. market and thereby enhance stockholder value.
Administration.   The Incentive Plan is administered by the compensation committee of the Board (the “Plan Committee”). The Plan Committee will have the power to determine, among other items, the terms of the awards granted under the Incentive Plan, including the exercise price, the number of shares subject to each award (and the class of shares), and the exercisability and vesting terms of the awards. The Plan Committee also will have the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Incentive Plan. All decisions made by the Plan Committee pursuant to the provisions of the Incentive Plan will be final, conclusive and binding. To the extent desirable to qualify transactions under the Incentive Plan as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the Incentive Plan will be structured to satisfy the requirements for exemption under Rule 16b-3. Awards granted to participants who are insiders subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” of the Company Board (as defined in the regulations promulgated under Section 16 of the Exchange Act).
Grant of Awards; Shares Available for Awards.   The Incentive Plan provides for the grant of awards which are distribution equivalent rights, incentive share options, non-qualified share options, performance stock, performance units, restricted common stock, restricted stock units, share appreciation rights (“SARs”), tandem share appreciation rights, unrestricted common stock or any combination of the foregoing, to key management employees and non-employee directors of, and non-employee consultants of, Company or any of its subsidiaries (each a “Participant”) (however, solely Company employees or employees of Company subsidiaries are eligible for awards which are incentive share options). We have reserved a total of 2,000,000 shares of common stock for issuance as or under awards to be made under the Incentive Plan. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any common stock subject to such award shall again be available for the grant of a new award. The Incentive Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the Company Board (except as to awards outstanding on that date). The Company Board in its discretion may terminate the Incentive Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Incentive Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted. The number of shares of common stock for which awards which are options or SARs may be granted to a Participant under the Incentive Plan during any calendar year is limited to a number of shares equal to ten percent (10%) of the total number of shares of common stock of the Company outstanding on the last day of the prior calendar year.
Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the Incentive Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.
Options.   The term of each share option shall be as specified in the option agreement; provided, however, that except for share options which are incentive share options (“ISOs”), granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than 10% of the combined voting power of all classes of our common stock or the capital stock of our subsidiaries (a “ten percent stockholder”), no option shall be exercisable after the expiration of ten (10) years from the date of its grant (five (5) years for an employee who is a ten percent stockholder).
The price at which a share may be purchased upon exercise of a share option shall be determined by the Plan Committee; provided, however, that such option price: (i) shall not be less than the fair market value of a share on the date such share option is granted, and (ii) shall be subject to adjustment as provided in the Incentive Plan. The Plan Committee or the Company Board shall determine the time or times at which or the circumstances under which a share option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the share option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which common stock will be delivered or deemed to be delivered to Participants who exercise share options.
Options which are ISOs shall comply in all respects with Section 422 of the Code. In the case of ISOs granted to a ten percent stockholder, the per share exercise price under such ISO (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a share on the date such ISO is granted. ISOs may only be granted to employees of Company or one of its subsidiaries. In addition, the aggregate fair market value of the shares subject to an ISO (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. And Option which specifies that it is not intended to qualify as ISOs or any Option that fails to meet the requirement of an ISO at any point in time will automatically be treated as a nonqualified option under the terms of the Plan.
Restricted Stock Awards.   A restricted stock award is a grant or sale of common stock to the Participant, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the Company Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Committee or the Company Board may determine at the date of grant or purchase or thereafter. Except to the extent restricted under the terms of the Incentive Plan and any agreement relating to the restricted stock award, a Participant who is granted or has purchased restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Committee or the Company Board or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, hypothecated, or otherwise disposed of by the Participant.
Unrestricted Stock Awards.   An unrestricted stock award is the award of common stock which are not subject to transfer restrictions. Pursuant to the terms of the applicable unrestricted stock award agreement, a holder may be awarded (or sold) common stock which are not subject to transfer restrictions, in consideration for past services rendered thereby to us or an affiliate or for other valid consideration.
Restricted Stock Unit Awards.   A restricted stock unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable restricted stock unit award agreement the individual service-based or performance-based vesting requirement which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. The vesting restrictions under any restricted stock unit award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted stock unit shall be entitled to receive a cash payment equal to the fair market value of a stock, or one (1) share, as determined in the sole discretion of the Plan Committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the applicable vesting requirement is satisfied. Such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted stock unit first becomes vested.
Performance Unit Awards.   A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Company performance goals or objectives, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Company would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. The vesting restrictions under any performance under award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or Company satisfy (or partially satisfy, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement. If achieved, such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of Company’s fiscal year to which such performance goals and objectives relate.
Performance Stock Awards.   A performance stock award provides for distribution of common stock (or cash equal to the fair market value of shares) to the holder upon the satisfaction of predetermined individual and/or Company goals or objectives. The Plan Committee shall set forth in the applicable performance stock award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Company would be required to satisfy before the holder would become entitled to the receipt of common stock pursuant to such holder’s performance stock award and the number of shares of common stock subject to such performance stock award. The vesting restrictions under any performance under award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such common stock shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of our fiscal year to which such goals and objectives relate. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance stock award shall have no rights as a Company stockholder until such time, if any, as the holder actually receives common stock pursuant to the performance stock award.
Distribution Equivalent Rights.   A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payment and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of common stock during the period the holder held the distribution equivalent rights. The Plan Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional common stock or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or common stock shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the fiscal year in which the holder’s interest in the award vests. Distribution equivalent rights awards may be settled in cash or in common stock, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award other than an Option or SAR award, whereby, if so awarded, such distribution equivalent rights award shall terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution rights award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the fiscal year in which such interest was credited), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.
Share Appreciation Rights.   A SAR provides the Participant to whom it is granted the right to receive, upon its exercise, the excess of (A) the fair market value of the number of shares of common stock subject to the SAR on the date of exercise, over (B) the product of the number of shares of common stock subject to the SAR multiplied by the base value under the SAR, as determined by the Plan Committee or the Company Board. The base value of a SAR shall not be less than the fair market value of a share on the date of grant. If the Plan Committee grants a share appreciation right which is intended to be a tandem SAR, additional restrictions apply.
Recapitalization or Reorganization.   Subject to certain restrictions, the Incentive Plan provides for the adjustment of common stock underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of common stock underlying an award theretofore granted, we shall effect a subdivision or consolidation of our common stock or the payment of a share dividend on common stock without receipt of consideration by us. If we recapitalize or otherwise change our capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted award, the holder shall be entitled to receive (or entitled to purchase, if applicable) under such award, in lieu of the number of shares of common stock then covered by such award, the number and class of shares and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of shares of common stock then covered by such award. The Incentive Plan also provides for the adjustment of shares underlying awards previously granted by the Company Board in the event of changes to the outstanding common stock by reason of extraordinary cash dividend, reorganization, mergers, consolidations, combinations, split ups, spin offs, exchanges or other relevant changes in capitalization occurring after the date of the grant of any award, subject to certain restrictions.
Amendment and Termination.   The Incentive Plan shall continue in effect, unless sooner terminated pursuant to its terms, until the tenth (10th) anniversary of the date on which it is adopted by the Company

Board (except as to awards outstanding on that date). The Company Board may terminate the Incentive Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Incentive Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The Company Board shall have the right to alter or amend the Incentive Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of our stockholders at which a quorum representing a majority of our common stock entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Incentive Plan may: (i) materially increase the benefits accruing to holders, (ii) except as otherwise expressly provided in the Incentive Plan, materially increase the number of shares of common stock subject to the Incentive Plan or the individual award agreements, (iii) materially modify the requirements for participation, or (iv) amend, modify or suspend certain repricing prohibitions or amendment and termination provisions as specified therein. In addition, no change in any award theretofore granted may be made which would materially and adversely impair the rights of a holder with respect to such award without the consent of the holder (unless such change is required in order to exempt the Incentive Plan or any Award from Section 409A of the Code).
As of the date of this Proxy Statement, no awards have been granted under the Incentive Plan.
Outstanding Equity Awards at Fiscal Year-End Table
None of the named executive officers held any unexercised options and unvested stock awards previously awarded as of December 31, 2025.
Policies and Procedures Related to the Grant of Certain Equity Awards
We do not purposefully time our grants to coincide or be near in time to the release of material non-public information (“MNPI”). However, from time to time, we may grant options close in time to the release of MNPI to the extent those options are being granted upon the hiring of new executive officers and in connection with annual grants being made as part of our director compensation policy, upon appointment of a new director and on an annual basis at each annual meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Iris’s Related Party Transactions
On April 30, 2025, the Company acquired Liminatus Pharma, LLC, a Delaware limited liability company (“Liminatus”). In connection with the closing of the Business Combination, pursuant to the Business Combination Agreement, dated as of November 30, 2022 (as amended, the “Business Combination Agreement”), by and among the Company, Liminatus, Iris Acquisition Corp, a Delaware corporation (“Iris”), Liminatus Pharma Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Liminatus Merger Sub”), and SPAC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“SPAC Merger Sub”), (a) Liminatus Merger Sub merged with and into Liminatus, with Liminatus surviving as a direct wholly-owned subsidiary of the Company and (b) simultaneously, SPAC Merger Sub merged with and into Iris, with Iris surviving as a direct wholly-owned subsidiary of the Company (the transactions contemplated by the foregoing clauses (a) and (b), the “Business Combination”), and in connection therewith the Company changed its name from “Iris Parent Holding Corp.” to “Liminatus Pharma, Inc.”
Administrative Support Agreement
On March 11, 2024, Iris entered into an administrative support agreement with Arrow Capital Management LLC (“Arrow”). Pursuant to the agreement, Arrow provided certain office space, utilities and secretarial and administrative support (the “Services”) to Iris. In exchange for the Services, Iris paid Arrow $10,000 per month, beginning January 1, 2024, and continuing until consummation of the Business Combination. On August 30, 2024, Iris amended the agreement with Arrow. In exchange for the Services mentioned above, Iris paid Arrow $30,000 per month, beginning September 1, 2024, and continuing until consummation of the Business Combination. For the year ended December 31, 2024, Iris incurred $200,000 for the administrative support agreement, which was included in formation and operating costs on its statements of operations.
Loan
On July 24, 2024, Hana Immunotherapeutics, LLC, an affiliate of Chris Kim, the Chief Executive Officer of Liminatus, agreed to loan Gaius Investment Partners (“Gaius”), the buyer of the managing member of Iris Acquisition Holdings LLC (the “Sponsor”), Columbass Limited (“Columbass”), approximately $1.216 million to facilitate Gaius’ acquisition of Columbass. As a result of the acquisition, the former managing member, Columbass, resigned as managing member of the Sponsor on October 30, 2024, and Iris Equity Holdings LLC was appointed as managing member of the Sponsor.
Advances
On October 4, 2023, Iris issued an unsecured promissory note in the aggregate principal amount up to $1,500,000 to Liminatus. Pursuant to the note, Liminatus agreed to loan to Iris an aggregate amount up to $1,500,000 payable following the earlier of (i) closing of the Business Combination, or (ii) thirty (30) days following the termination of the Business Combination Agreement.
Interest on the note compounded annually and accrued on each unpaid advance made under the note at the rate of 5% per annum. On February 28, 2024, the Liminatus unsecured promissory note was amended and restated to increase the aggregate principal amount to up to $2,500,000, and add advances that occurred under the note. On August 2, 2024, the Liminatus unsecured promissory note was amended and restated to increase the aggregate principal amount to up to $3,500,000, and add advances that occurred under the note. On November 27, 2024, the Liminatus unsecured promissory note was amended and restated to increase the aggregate principal amount to up to $5,000,000, and add advances that occurred under the note. As of December 31, 2025 and December 31, 2024, Iris’s outstanding balance was $0 and $3,668,500, respectively. For the years ended December 31, 2025 and December 31, 2024, Iris recorded interest expense of $0 and $119,843, respectively, which was included within interest expense on the statements of operations and accounts payable and accrued expenses on its balance sheets. For the year ended December 31, 2025, there was no outstanding accrued interest.

Underwriting Agreement
On October 11, 2023, Iris executed a fee reduction agreement with the underwriters of Iris’s initial public offering to reduce the deferred underwriting discount of $9,660,000 to $8,000,000, of which $7,000,000 were payable in shares of common stock. The share price was subject to adjustment based on the five-day volume-weighted average price prior to the filing of a resale registration statement covering such shares. As of April 30, 2025, Iris and the Company amended the fee reduction agreement with the underwriters to limit the total number of shares of common stock issuable to the underwriters to 1,750,000. On July 1, 2025, the Company issued 700,000 shares of common stock to Cantor Fitzgerald & Co. pursuant to the fee reduction agreement, as amended, based on a deemed price of $10.00 per share.
Liminatus Pharma, Inc.
In November 2022, the Company issued 100 shares of the Company’s common stock for an aggregate purchase price of $10 to Chris Kim, the Company’s Chief Executive Officer. Such shares on the date of issuance were duly and validly authorized and issued. Each outstanding share of stock has voting power equal to one vote on each matter submitted at any stockholder’s meeting. The Company recorded a “Stock subscription receivable” within the stockholder’s deficit section on its unaudited condensed consolidated balance sheet as of March 31, 2025 and December 31, 2024. As of March 31, 2026 no consideration had been received from Mr. Kim for the issuance of these shares.
Acquisition of InnocsAI LLC
On July 2, 2026, the Company acquired InnocsAI LLC, a Delaware limited liability company (“InnocsAI”). In connection with the closing of the acquisition, pursuant to the Amended and Restated Merger Agreement (the “Amended and Restated Merger Agreement”), dated as of June 29, 2026, by and among the Company, InnocsAI and NamChul Jung, an individual, as the representative of the members of InnocsAI, which amended and restated in its entirety the Merger Agreement, dated as of May 17, 1026, by and among the Company, InnocsAI and Mr. Jung, InnocsAI merged with an into a new wholly-owned Delaware subsidiary of the Company (“Merger Sub”), the separate corporate existence of InnocsAI ceased and Merger Sub continued as the surviving corporation (the “Merger”).
Upon closing of the Merger, the former members of InnocsAI received an aggregate of 11,188,729 shares of the Company’s common stock, representing the maximum amount issuable without prior stockholder approval under applicable Nasdaq listing rules (or an estimated 19.99% of the Company’s outstanding common stock immediately prior to the Merger closing) and an aggregate of 158,881.1271 shares of the Company’s newly designated Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”), with the rights, preferences, powers and privileges specified in the Certificate of Designation filed by the Company with the Secretary of State of Delaware on July 2, 2026. Each share of Series A Preferred Stock will be convertible into 10,000 shares of common stock. The Series A Preferred Stock will not be convertible into common stock unless and until the Company has obtained stockholder approval for the issuance of the underlying common shares to the extent required under applicable Nasdaq listing rules. Pursuant to the terms of the Amended and Restated Merger Agreement, the former members of InnocsAI also received contingent value rights to be agreed upon by the parties thereto representing in the aggregate the right to receive 20% of net proceeds from any future strategic sale, out-license, transfer, or exit of the assets acquired from InnocsAI.
Chris Kim, our Chief Executive Officer and a director of the Company, is also the Chief Executive Officer and controlling member of Valetudo Therapeutics LLC (“Valetudo”), a former member of InnocsAI. Valetudo received 3,448,926 shares of the Company’s common stock and 48,975.1074 shares of Series A Preferred Stock as consideration for the Merger.
Beom K. Choi, our Chief Technology Officer, is also the Chief Executive Officer of Samda Biolab Co., Ltd. (“Samda Biolab”), a former member of InnocsAI. Samda Biolab received 3,426,548 shares of the Company’s common stock and 48,657.3452 shares of Series A Preferred Stock as consideration for the Merger.
Indemnification
The Company’s charter and bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. In addition, the Company has entered into indemnification agreements with its directors and executive officers.

Policies and Procedures for Related Persons Transactions
Pursuant to its Audit Committee charter, the Audit Committee will have the responsibility to review related party transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000 (or, for so long as we remain a “smaller reporting company” the lesser of (i) $120,000 and (ii) 1% of our average total assets of the two completed fiscal years), and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:
•
any person who is, or at any time during the applicable period was, one of the Company’s executive officers or directors;

•
any person who is known by the post-combination company to be the beneficial owner of more than 5% of the Company voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

Director Independence
Nasdaq listing standards require that a majority of the Company’s Board of Directors be independent. For a description of the director independence, see “Corporate Governance” for additional information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the amount of our common stock beneficially owned as of the Record Date by:
•
each person or group (as those terms are used in Section 13(d)(3) of the Exchange Act) believed by us to beneficially own more than 5% of our common stock,

•
each of our current directors,

•
each of our Named Executive Officers, and

•
all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, and includes securities that the individual or entity has the right to acquire, such as through the exercise of stock options, within 60 days of the Record Date. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us and based on the information included in each reporting person or entity’s filings under Section 13 and Section 16, as applicable, of the Exchange Act, that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them. Except as otherwise noted, each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. The following table does not reflect record or beneficial ownership of shares of Series A Preferred Stock as these shares are non-voting and are not convertible into common stock unless and until the Company has obtained stockholder approval for the issuance of the underlying common shares to the extent required under applicable Nasdaq listing rules.
The percentage of beneficial ownership in the table below is based on 67,160,362 shares of common stock deemed to be outstanding as of the Record Date.
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	% of Outstanding Common Stock
Directors and Executive Officers
Chris Kim(2)	9,618,332	14.3%
Scott Dam	—	—
Byong C Yoo	—	—
Sang-jin Daniel Lee	—	—
Beom K. Choi(3)	3,426,548	5.1%
Eun Sook Lee	—	—
Nicholas Fernandez	16,667	*
Ji Yeon Baek	—	—
Philip Lemons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	—
Richard Baek . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	—	—
All executive officers and directors as a group (10 individuals)	13,061,547	19.4%
5% or More Stockholders:
Valetudo Therapeutics LLC(2)	9,618,332	14.3%
Samda Biolab Co., Ltd.(3) . . . . . . . . . . . . . . . . . . . . . . . . . .	3,426,548	5.1%
Ewon Comfortech Co., Ltd.(4)	5,500,000	8.2%

*
Less than 1%

(1)
Unless otherwise noted, the business address of each of the directors and executive officers is c/o Liminatus Pharma, Inc., 2251 Stern Goodman Street, Suite E, Fullerton, California 92833.

(2)
Consists of (a) 5,244,729 shares of common stock held of record by Valetudo Therapeutics LLC (“Valetudo”) and (b) 4,373,603 shares of common stock held of record by Ewon Comfortech Co., Ltd. (“Ewon”) over which Valetudo has voting power pursuant to a voting agreement. Excludes 48,975.1074 shares of Series A Preferred Stock held of record by Valetudo, with each share of Series A Preferred Stock convertible into 10,000 shares of common stock only upon stockholder approval for the issuance of the underlying common shares to the extent required under applicable Nasdaq listing rules. Mr. Chris Kim is the CEO and controlling member of Valetudo and has voting and dispositive power over, and may be deemed to be the beneficial owner of, the shares held by Valetudo. The business address of Valetudo is 2251 Stern Goodman Street, Suite E, Fullerton, California 92833. Mr. Kim disclaims any beneficial ownership of any shares held by Valetudo except to the extent of his ultimate pecuniary interest therein.

(3)
Consists of 3,426,548 shares of common stock held of record by Samda Biolab Co., Ltd. (“Samda Biolab”). Excludes 48,657.3452shares of Series A Preferred Stock held of record by Samda Biolab, with each share of Series A Preferred Stock convertible into 10,000 shares of common stock only upon stockholder approval for the issuance of the underlying common shares to the extent required under applicable Nasdaq listing rules. Mr. Beom K. Choi is the Chief Executive Officer of Samda Biolab and has voting and dispositive power over, and may be deemed to be the beneficial owner of, the shares held by Samda Biolab. The business address of Samda Biolab is #801 Factory building, 138, Ilsan-ro, Ilsandong-gu, Goyang-si, Gyeonggi-do, Korea 10442.

(4)
Consists of shares of common stock held of record by Ewon, which includes 4,373,603 shares transferred from Valetudo to Ewon on June 24, 2026, over which shares Valetudo retains voting power pursuant to a voting agreement. The business address of Ewon is 8 Cheomdan 1-ro Jeongeup, Jeonbuk, 56212 Republic of South Korea.

PROPOSAL 3
THE REVERSE STOCK SPLIT AND CHARTER AMENDMENT
As of June 29, 2026, the Board of Directors of the Company approved, and directed that there be submitted to the stockholders of the Company for approval, the following proposal to authorize the Board of Directors, at its discretion, to approve (i) the reverse stock split of the Company’s shares of common stock with a ratio of up to 1-for-50 shares (the “Reverse Stock Split”), with such ratio to be determined by the Board (the “Ratio”), for the primary purpose of meeting the minimum bid price and other quantitative requirements for the Company’s listing on Nasdaq or another national securities exchange, and (ii) the amendment of the Company’s certificate of incorporation, as amended (the “Charter Amendment”), to reflect the Reverse Stock Split.
Purpose of the Reverse Stock Split
The primary purpose of the Reverse Stock Split is to increase the per share price of our common stock to enable the Company to satisfy Nasdaq’s minimum bid price requirement for listing on Nasdaq or another national securities exchange. Our common stock is currently quoted on The Nasdaq Global Market (“Nasdaq”) under the symbol “LIMN.” Our Board believes that, in addition to increasing the price of our common stock, the Reverse Stock Split would make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests. At this time, the Board is seeking approval from the stockholders to authorize a Ratio of up to 1-for-50 shares for all outstanding shares with all fractional shares rounded up to the next whole share.
No further action on the part of the stockholders will be required to implement the Reverse Stock Split, or to select the specific ratio for the Reverse Stock Split. If the Reverse Stock Split and Charter Amendment proposal is approved, the Board would make the determination as to the final ratio of the Reverse Stock Split which will be reflected in the Charter Amendment. The description of the Charter Amendment set forth herein is a summary only and is qualified in its entirety by and subject to the full text of the form of proposed amendment which is attached as Appendix A hereto.
Background
On January 15, 2026, the Company received a notice from Nasdaq indicating that, based upon the closing bid price for the last 30 consecutive business days, the Company was no longer in compliance with Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”) which requires listed securities to maintain a minimum bid price of $1 per share. Under the Nasdaq rules, the Company has 180 calendar days, or until July 14, 2026, to regain compliance with the Bid Price Rule. In the event the Company does not regain compliance during the initial compliance period, the Company may be eligible for additional time to regain compliance with the Bid Price Rule. The Company is working diligently to regain compliance with Nasdaq’s listing rules.
Effect of the Reverse Stock Split
Each shareholder of the Company will own fewer shares, but the proportionate ownership and economic interest of each shareholder will remain the same.
Failure to approve the Reverse Stock Split may potentially have serious, adverse effects on us and our stockholders. If the common stock were no longer listed on Nasdaq, investors might only be able to trade on one of the over-the-counter markets, including the OTC Pink Market (a quotation medium operated by the OTC Markets Group). The OTC Pink Market is generally considered to be a less efficient market. As a result, our common stock could trade thinly as a microcap or penny stock and could be avoided by retail and institutional investors, resulting in the impaired liquidity and increased transaction costs of trading in shares of our common stock.
While the Board believes that the Company’s common stock would trade at higher prices after the consummation of the Reverse Stock Split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed up to 50 times the market price of the common stock prior to the Reverse Stock Split. In some cases, the total market value of a company following a Reverse Stock

Split is lower, and may be substantially lower, than the total market value before the Reverse Stock Split. In addition, the fewer number of shares that will be available to trade could possibly cause the trading market of the common stock to become less liquid, which could have an adverse effect on the price of the common stock. The market price of the common stock is based on our performance and other factors, some of which may be unrelated to the number of our shares outstanding. In addition, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stock.
Our Board strongly believes that the Reverse Stock Split is necessary to maintain our listing on Nasdaq or another national securities exchange. Accordingly, the Board has proposed the Charter Amendment for approval by our stockholders at the Annual Meeting to permit the Board to effect the Reverse Stock Split.
Principal Effects of the Reverse Stock Split
The Reverse Stock Split would have the following effects based upon 67,160,362 shares of common stock issued and outstanding as of the Record Date. In the following discussion, we provide examples of the effects of the Reverse Stock Split at the higher-end of the range of the Ratio.
If the Reverse Stock Split is approved in a 1-for-50 Ratio, every fifty shares of our common stock issued and outstanding immediately prior to the Reverse Stock Split effective date (the “Old Shares”) owned by a stockholder will automatically and without any action on the part of the stockholders be converted into one (1) share of common stock (the “New Shares”).
If the Reverse Stock Split is approved at a 1-for-50 Ratio:
•
every fifty of our Old Shares owned by a stockholder would be exchanged for one (1) New Share; and

•
the number of shares of our common stock issued and outstanding will be reduced from 67,160,362 shares to approximately 1,343,208 shares.

The Reverse Stock Split will be effected simultaneously for all of our outstanding shares of common stock and the exchange ratio will be the same for all of our outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. As described below, stockholders and holders of options and warrants holding fractional shares will have their shares rounded up to the nearest whole number. Shares of common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.
Fractional Shares.   No fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by up to 1-for-50 Ratio, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.
Options and Warrants.   All outstanding options, warrants, notes, debentures and other securities convertible into shares of the Company’s common stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of these securities. In particular, the conversion ratio for each instrument will be reduced, and the conversion price or exercise price, if applicable, will be increased, in accordance with the terms of each instrument and based on the Ratio of up to 1-for-50 shares, with the final ratio to be determined by the Company’s Board.
Certain Risks Associated with a Reverse Stock Split
Reducing the number of outstanding shares of the Company’s common stock through the Charter Amendment is intended, absent other factors, to increase the per share market price of the common stock. Other factors, however, such as the Company’s financial results, market conditions, the market perception of the Company’s business and other risks, including those set forth below and in the Company’s SEC filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2025, may adversely affect the market price of the common stock. As a result, there can be no assurance that the Reverse Stock

Split, if completed, will result in the intended benefits described above, that the market price of the common stock will increase following the Reverse Stock Split or that the market price of the common stock will not decrease in the future.
The Reverse Stock Split May Not Result in a Sustained Increase in the Price of the Common Stock.   The effect of the Reverse Stock Split upon the market price of the common stock cannot be predicted with any certainty and the Company cannot assure you that the Reverse Stock Split will result in a sustained increase in the price of the common stock for any meaningful period of time, or at all. The Board believes that the Reverse Stock Split has the potential to increase the market price of the common stock, and therefore may help to satisfy the Bid Price Rule. However, the long- and short-term effect of the Reverse Stock Split upon the market price of the common stock cannot be predicted with any certainty.
The Reverse Stock Split May Decrease the Liquidity of the Common Stock.   The Board believes that the Reverse Stock Split may result in an increase in the market price of the common stock, which could lead to increased interest in the common stock and possibly promote greater liquidity for the Company’s stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding common stock, which may lead to reduced trading and a smaller number of market makers for the common stock. There also can be no assurance the Reverse Stock Split will enhance the Company’s ability to engage in capital raising activities.
The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.   If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of common stock.
The Reverse Stock Split May Lead to a Decrease in the Overall Market Capitalization of the Company.   The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in the overall market capitalization of the Company. If the per share market price of the common stock does not increase in proportion to the Ratio, then the value of the Company, as measured by the market capitalization of the Company, will be reduced.
Impact of a Reverse Stock Split If Implemented
The Reverse Stock Split would affect all holders of common stock uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the Charter Amendment will be that:
•
the number of issued and outstanding common stock (and treasury shares, if any), will be reduced proportionately based on the final Ratio, as determined by the Board;

•
the per share exercise price of all outstanding options and warrants will be increased proportionately and the number of shares of common stock issuable upon the exercise of all outstanding options and warrants will be reduced proportionately; and

•
the number of shares reserved for issuance pursuant to any outstanding equity awards and any maximum number of shares with respect to which equity awards may be granted will be reduced proportionately based on the final Ratio.

Following the Reverse Stock Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. Although we consider financing opportunities from time to time, we do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected, but some of the additional shares underlie warrants, which could be exercised or converted after the Reverse Stock Split is effected.
Accounting Matters.   The Reverse Stock Split will not affect the par value of our common stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the Reverse Stock Split ratio (that is, in a 1-for-50 Reverse

Stock Split, the stated capital attributable to our common stock will be reduced to one-fiftieth of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will also be increased because there will be fewer shares of our common stock outstanding.
Potential Anti-Takeover Effect.   Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split was not proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to our Board and stockholders. Other than the Reverse Stock Split, our Board does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.
The number of shares held by each individual stockholder will be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.
Procedure for Effecting a Reverse Stock Split
The Reverse Stock Split will be accomplished by our Board of Directors passing a resolution to effect the Reverse Stock Split (the “Board Resolution”). The Reverse Stock Split will become effective at such future date and the exact ratio to be as determined by the Board and an amendment will be made to the Company’s certificate of incorporation and filed with the Secretary of State of the State of Delaware (which we refer to as the “Effective Time”) following passing of the Board Resolution. As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Stock Split has been effected.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S)
AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain material U.S. federal income tax consequences of a Reverse Stock Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Stock Split. This discussion only addresses stockholders who hold common stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them. In addition, the following discussion does not address the tax consequences of the Reverse Stock Split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

In general, the federal income tax consequences of a Reverse Stock Split will vary among stockholders depending upon whether they receive solely a reduced number of shares of common stock in exchange for their old shares of common stock or a full share in lieu of a fractional share. We believe that because the Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Reverse Stock Split should have the following federal income tax effects. The Reverse Stock Split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of common stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of common stock will equal the stockholder’s basis in its old shares of common stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A stockholder who holds a number of shares of common stock not evenly divisible by the Ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share of common stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share are not clear. A stockholder that receives a full share in lieu of a fractional share may be treated as though it received a distribution from us to the extent that the value of the full share exceeds the value of the fractional share the stockholder otherwise would have received. Such distribution would generally be a dividend to the extent of our current or accumulated earnings and profits. Any amount in excess of earnings and profits would generally reduce the stockholder’s basis in their shares of common stock by the amount of such excess. The portion of the full share in excess of the fractional share would generally have a tax basis equal to the amount recognized as a dividend and the holding period for such share would begin on the date of the deemed distribution. Stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving an additional fraction of a share in the Reverse Stock Split.
THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.
No Appraisal Rights
Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to this Proposal 3, and we will not independently provide our stockholders with any such right if the Reverse Stock Split is implemented.
Vote Required and Board’s Recommendation
Approval of the Reverse Stock Split and the Charter Amendment requires the affirmative vote of a majority of the votes cast by holders of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions will have no effect on the results of this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this proposal.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT AND THE CHARTER AMENDMENT.

OTHER MATTERS
The Board of Directors does not currently know of any other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted as recommended by the Board of Directors or, if no recommendation is given, in the discretion of the proxy holders using their best judgement.
HOUSEHOLDING
The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits the Company, with your permission, to send a single copy of this Proxy Statement and our 2025 Annual Report to any household at which two or more of the Company’s stockholders reside. This rule is called “householding,” and its purpose is to help reduce printing and mailing costs of proxy materials. We do not “household” proxy materials to stockholders of record. However, some banks, brokers and other nominees may be participating in the practice of “householding.”
We will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and our 2025 Annual Report to any stockholders residing at an address to which only one copy of this Proxy Statement and our 2025 Annual Report was mailed. Requests for additional copies should be directed in writing to a stockholder’s broker, bank or other nominee holding shares of our common stock for such stockholder or to the attention of our Chief Financial Officer at scott.dam@liminatus.com or in writing at 2251 Stern Goodman Street, Suite E, Fullerton, California 92833. In the future, stockholders wishing to receive separate copies of our proxy statements and annual reports in the future, and stockholders sharing an address that wish to receive a single copy of our proxy statement and annual report if they are receiving multiple copies of those documents, should contact their bank, broker, or other nominee record holder, or may contact our Chief Financial Officer as described above.

STOCKHOLDER PROPOSALS FOR PRESENTATION
AT THE 2027 ANNUAL MEETING
Stockholder proposals intended to be considered for inclusion in next year’s proxy statement and form of proxy for presentation at the 2027 Annual Meeting of Stockholders must comply with Exchange Act Rule 14a-8. The deadline for submitting such proposals is 120 calendar days before the anniversary date of the proxy statement released to shareholders in connection with the 2026 Annual Meeting, or March 15, 2027, unless the date of the 2027 Annual Meeting is more than 30 days before or after the one-year anniversary date of the 2026 Annual Meeting, in which case proposals must be submitted a reasonable time before we print our proxy materials for the 2027 Annual Meeting. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
Stockholder proposals should be addressed to Liminatus Pharma, Inc., 2251 Stern Goodman Street, Suite E, Fullerton, California 92833.
By Order of the Board of Directors,
/s/ Chris Kim

Chris Kim
Chairman of the Board & CEO
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, is available without charge upon written request to: Liminatus Pharma, Inc., Corporate Secretary, 2251 Stern Goodman Street, Suite E, Fullerton, California 92833. You may also access this Annual Report, along with all our filings made electronically with the SEC, including on Forms 10-Q and 8-K, on a website maintained by the SEC located at www.sec.gov.

Appendix A
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
LIMINATUS PHARMA, INC.
LIMINATUS PHARMA, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:
1.   The name of the Corporation is: Liminatus Pharma, Inc.
2.   The Board of Directors of the Corporation has duly adopted resolutions (i) authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware an amendment of the Corporation’s certificate of incorporation (as amended, the “Certificate of Incorporation”), to effect a reverse stock split at a ratio of 1-for-[     ], (ii) declaring such amendment to be advisable and in the best interests of the Corporation, and (iii) calling for the consideration and approval thereof at a meeting of the stockholders of the Corporation.
3.   Upon this Certificate of Amendment becoming effective, Section 4.1 of the Certificate of Incorporation of the Corporation is hereby amended by adding the following new paragraph:
“Upon effectiveness (the “Effective Time”) pursuant to the Delaware General Corporation Law of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each [            (      )] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to be rounded up to the next whole share of Common Stock. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificate”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to adjustment for fractional share interests as described above. The Reverse Stock Split shall have no effect on the number of authorized stock, or par value per share, of the Corporation.”
4.   This Certificate of Amendment has been duly approved by the Board of Directors of the Corporation in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware.
5.   This Certificate of Amendment has been duly approved by the holders of the requisite number of shares of capital stock of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware and the applicable provisions of the Certificate of Incorporation.
6.   This Certificate of Amendment shall become effective at 4:01 p.m., Eastern Time, on [        ].
[Remainder of Page Intentionally Left Blank]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this             day of            , 202 .
LIMINATUS PHARMA, INC.
By:

Name:
Chris Kim

Title:
Chief Executive Officer

A-2

PROXY CARD
LIMINATUS PHARMA, INC.
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
The undersigned hereby appoints each of Chris Kim and Scott Dam, with full power of substitution, as proxies of the undersigned to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Liminatus Pharma, Inc. (the “Company”), to be held at the offices of the Company at 2251 Stern Goodman Street, Suite E, Fullerton, California 92833, and virtually via https://loeb.zoom.us/j/98953520155, as described in the Proxy Statement on August 3, 2026 at 10:30 a.m. (Pacific time), and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Annual Meeting of Stockholders, dated July 10, 2026 (the “Notice”), a copy of which has been received by the undersigned, as follows:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3.
1.
To elect two directors to serve on the Board of Directors for a term of three years or until their successors are duly elected and qualified;

FOR all nominees listed below (except as indicated). ☐
WITHHOLD AUTHORITY to vote for all nominees listed below. ☐
If you wish to withhold your vote for one or more individual nominees, strike a line through the nominee’s name set forth below:
Nicholas Fernandez
Dr. Ji Yeon Baek
2.
To ratify the appointment of WithumSmith+Brown PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

☐ For	☐ Against	☐ Abstain

3.
To authorize the Board of Directors, at its discretion, to approve (i) the reverse stock split of the Company’s common stock with a ratio up to 1-for-50 shares (the “Reverse Stock Split”), with such ratio to be determined by the Board of Directors, for the primary purpose of resuming the Company’s listing on Nasdaq or another national securities exchange and (ii) the amendment of the Company’s certificate of incorporation to reflect the Reverse Stock Split.

☐ For	☐ Against	☐ Abstain
NOTE:   IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO CONSIDER AND TRANSACTION SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES AND “FOR” EACH OF THE OTHER PROPOSALS AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
Dated:
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned
Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.
PLEASE COMPLETE THE FOLLOWING:
I plan to attend the Annual Meeting (Circle one):         Yes         No
Number of attendees:

PLEASE NOTE:
STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE ANNUAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.